For news releases, related materials and high-resolution photos and video, visit www.media.ford.com. https://twitter.com/fordhttps://ford.to/facebook https://ford.to/linkedin News Ted Cannis to Retire After 35-Year Ford Career; Andrew Frick Named Interim Ford Pro Leader; Daniel Justo Appointed Head of FCSD · Ted Cannis, who has led Ford Pro since it was founded in 2021 and helped build it into an industry-leading and customer-focused product, software and services business, has elected to retire after a distinguished 35-year career · Andrew Frick, president of Ford Blue, also will lead Ford Pro on an interim basis until the company announces a new leader · Daniel Justo is appointed vice president, Ford Customer Service Division DEARBORN, Mich., Sept. 12, 2024 – Ford Motor Company today announced that Ted Cannis, CEO, Ford Pro and Ford Customer Service Division, has elected to retire at the end of this month after an accomplished 35-year career with the company. Cannis has led Ford Pro since its formation in 2021 and helped build it into a high-growth, high- margin business with deep competitive moats, as well as a vital productivity accelerator for millions of commercial customers. Since 2023, Cannis also has led Ford Customer Service Division or FCSD, which handles global parts, services, accessories and vehicle customization for Ford dealers and customers worldwide. “Ted’s energy and passion for customers has been instrumental in building Ford Pro into a business that’s tracking towards $70 billion in revenue this year – a Fortune 100-size company in its own right,” said Jim Farley, Ford president and CEO. “Ford Pro has the widest and most flexible commercial vehicle lineup, an industry-leading service network including our dealerships and upfitter partnerships, and a sharp focus on lowering the total cost of ownership and increasing uptime for customers. Ford Pro is now poised to become a true, technology-driven growth business – evidenced by the 600,000 paid subscriptions in the second quarter – and a greater competitive advantage for Ford and our customers.” Farley added that FCSD is another Ford stronghold with a prime opportunity to transform for growth by going after an estimated $100 billion-plus profit pool for maintenance, repair, parts, and other services that currently escapes the dealer network. Ford said Andrew Frick, president of Ford Blue, also will lead Ford Pro on interim basis until the company announces a new leader. Daniel Justo is appointed vice president, FCSD, and a company officer, effective Oct. 1. Justo is currently chief financial officer, Ford Blue, and was previously president, Ford South America. In his new role leading FCSD globally, he will report to Frick.

For news releases, related materials and high-resolution photos and video, visit www.media.ford.com. 2 “Our customers – from commercial fleets to individual drivers – rely on us for the parts and services that keep their vehicles running smoothly and looking great,” Justo said. “That’s why we're committed to delivering a service experience that’s as reliable, dependable and modern as the vehicles themselves. I’m excited to work with our FCSD team and our dealers to make it easier than ever for our customers to schedule their service, find the right parts and accessories, get them quickly, and enjoy the peace of mind that comes with knowing they're getting the best possible service. Building this trust and loyalty is central to our Ford+ value creation plan.” Cannis began his career in 1989 in finance and went on to serve in leadership positions in Venezuela, Argentina, Turkey and Russia. From 2017 to 2020, he served as global director, Battery Electric Vehicles, leading Team Edison, the team that developed the award-winning Mustang Mach-E and was involved in the development of the F-150 Lightning and E-Transit. “It’s been the most thrilling and rewarding chapter of my career to lead Ford Pro and FCSD,” Cannis said. “Ford Pro is a profitably growing business with unmatched scale, talent, and the best dealers and upfitters – all to serve the people and businesses who keep our economy and communities humming. I can’t wait to watch Ford Pro and FCSD continue to innovate and grow.” # # # About Ford Motor Company Ford Motor Company (NYSE: F) is a global company based in Dearborn, Michigan, committed to helping build a better world, where every person is free to move and pursue their dreams. The company’s Ford+ plan for growth and value creation combines existing strengths, new capabilities and always-on relationships with customers to enrich experiences for customers and deepen their loyalty. Ford develops and delivers innovative, must-have Ford trucks, sport utility vehicles, commercial vans and cars and Lincoln luxury vehicles, along with connected services. The company does that through three customer- centered business segments: Ford Blue, engineering iconic gas-powered and hybrid vehicles; Ford Model e, inventing breakthrough electric vehicles along with embedded software that defines exceptional digital experiences for all customers; and Ford Pro, helping commercial customers transform and expand their businesses with vehicles and services tailored to their needs. Additionally, Ford provides financial services through Ford Motor Credit Company. Ford employs about 175,000 people worldwide. More information about the company and its products and services is available at corporate.ford.com. Contacts: Media Ian Thibodeau 1.313.268.6056 ithibode@ford.com Equity Investment Community Lynn Antipas Tyson 1.914.485.1150 ltyson4@ford.com Fixed Income Investment Community Christopher Conti 1.313.418.1673 cconti5@ford.com Shareholder Inquiries 1.800.555.5259 or 1.313.845.8540 fordir@ford.com